Exhibit 10.23
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement dated as of June 26, 2008 (this “Amendment”) is entered into by and between The Greenbrier Companies, Inc. (“Company”) and James T. Sharp (“Employee”) and amends that certain Employment Agreement between such parties dated as of April 7, 2008 (the “Employment Agreement”). The purpose of this Amendment is to conform the Change of Control provisions to those offered in the Company’s plans and agreements generally. To accomplish these purposes, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Change of Control Period. Section 8.1 of the Agreement is amended by modifying the first sentence of that paragraph to read as follows:
“If, during the twenty-four month period following a Change of Control, the Company terminates Employee’s employment other than for Cause, or Employee terminates his employment either without any reason during the Window Period or for Good Reason, then the Company shall pay or provide the benefits set forth in subsections (a) — (c) below.”
     2. Except as hereby amended, the Employment Agreement shall remain in full force and effect.

THE GREENBRIER COMPANIES, INC.
By:	/s/ Mark J. Rittenbaum
Title: Executive VP and CFO

/s/ James T. Sharp
James T. Sharp